Press Release

RLJ Lodging Trust Reports First Quarter 2021 Results

- Total portfolio generated positive Hotel EBITDA each month during the first quarter
- Monthly cash burn below low end of guidance
- Open hotel occupancy of 46.4%

Bethesda, MD, May 5, 2021 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months ended March 31, 2021.

First Quarter Highlights
•Repaid $200.0 million on Revolving Credit Facility
•Sold one non-core hotel for a gain of $1.1 million
•97 hotels open during the first quarter, representing 96% of the portfolio
•Total portfolio achieved 43.0% occupancy and open hotels achieved 46.4% occupancy
•Total revenue of $119.6 million
•Net loss of ($79.1) million
•Net loss per share of ($0.51)
•Adjusted EBITDA of $3.6 million
•Adjusted FFO per diluted common share and unit of ($0.18)
•Continued to maintain a strong balance sheet with approximately $648.0 million of unrestricted cash and over $1.0 billion of liquidity

“We are encouraged by the acceleration in lodging demand that we saw throughout the first quarter and are pleased to see the relative outperformance of our portfolio unfold, as we had expected,” commented Leslie D. Hale, President and Chief Executive Officer. “Our portfolio’s favorable positioning with respect to our brands, product type and geographic footprint allowed us to gain significant market share during the first quarter and enabled us to achieve positive corporate EBITDA for the first time since the pandemic unfolded. The strong start to the year has increased our confidence in the strength of the lodging recovery. Against this improving backdrop we are well positioned to unlock our embedded growth catalysts and to outperform throughout the recovery and beyond.”

The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, EBITDAre,
Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended March 31,
	2021	2020	Change
Operational Overview: (1)
Pro forma ADR	$118.63	$176.81	(32.9)%
Pro forma Occupancy	43.0%	60.5%	(29.0)%
Pro forma RevPAR	$50.99	$107.04	(52.4)%

Financial Overview:
Total Revenues	$119,552	$265,481	(55.0)%
Pro forma Hotel Revenue	$119,525	$264,589	(54.8)%

Net Loss	($79,117)	($30,829)	(156.6)%

Pro forma Hotel EBITDA	$11,462	$51,019	(77.5)%
Adjusted EBITDA (2)	$3,592	$41,417	(91.3)%

Adjusted FFO	($29,767)	$16,870	(276.4)%
Adjusted FFO Per Diluted Common Share and Unit	($0.18)	$0.10	(280.0)%
Note:
(1) Pro forma statistics reflect the Company's 101 hotel portfolio as of March 31, 2021.
(2) Adjusted EBITDA for the three months ended March 31, 2021 and 2020, included $0.7 million and ($0.2) million, respectively, from sold hotels.

Operating and Cash Burn Update

The Company's first quarter operations benefited from significant growth in demand as a result of increased vaccine distribution, easing of government restrictions and pent up leisure demand. These improving trends, combined with our hotels continuing to operate under stringent cost containment initiatives, led to the Company’s entire portfolio achieving positive Hotel EBITDA during the first quarter.

The improvement in hotel-level cash flows lowered the Company’s average monthly burn rate for the three-months ended March 31, 2021 to approximately $14.0 million (excluding capital investments), which was 30% below the low end of the Company’s prior estimated range of $20.0 million to $24.0 million.

For the second quarter of 2021, the Company estimates that average monthly cash burn will be approximately $16.0 million to $20.0 million (excluding capital investments). The current range is inclusive of hotel-level operating shortfalls, taxes and insurance, corporate-level cash general & administrative expenses and other corporate-level outflows, including interest and scheduled principal payments on the Company's outstanding debt as well as common and preferred dividends. The Company's cash burn during the second quarter will include $14.0 million in semi-annual interest payments that are due in June, on its senior notes.

Update on Hotel Reopenings
As of March 31, 2021, the Company had 97 hotels open, representing 96% of the Company's portfolio, and subsequently reopened one hotel in April 2021. The Company will continue to evaluate market conditions with respect to reopening the remaining three suspended hotels, of which two are located in New York City and one in San Francisco. All open hotels continue to operate under aggressive operating cost containment plans, including reduced staffing, minimizing non-essential amenities and services, and modified food and beverage offerings.

Dispositions
As previously disclosed, the Company closed on the sale of the 112-room Courtyard Houston Sugarland on January 21, 2021 for approximately $4.4 million and recorded a net gain on sale of approximately $1.1 million.

During the three months ended March 31, 2021, the Company entered into purchase and sale agreements to sell two non-core hotel properties and recorded impairment losses of $5.9 million on these two hotels. The sales of these two hotel properties are expected to close during the second quarter of 2021.

Balance Sheet
During the first quarter, the Company repaid $200.0 million on its Revolving Credit Facility resulting in $200.0 million outstanding as of March 31, 2021. As of March 31, 2021, the Company had $647.8 million of unrestricted cash on its balance sheet, $400.0 million available under its Revolving Credit Facility, over $1.0 billion of total liquidity, no debt maturities until 2022, and $2.4 billion of debt outstanding.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.01 per common share of beneficial interest in the first quarter. The dividend was paid on April 15, 2021 to shareholders of record as of March 31, 2021.

The Company's Board of Trustees declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on April 30, 2021 to shareholders of record as of March 31,
2021.

2021 Outlook
Given the continued uncertainties related to the pandemic and its impact on travel, the Company is unable to provide a future outlook at this time.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on May 6, 2021, at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s first quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and pro forma operating statistics, which is available on the Company's website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio consists of 101 hotels with approximately 22,400 rooms, located in 23 states and the District of
Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, measures being taken in response to the COVID-19 pandemic, and the impact of the COVID-19 pandemic on our business, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty and a worsening of global economic conditions or low levels of economic growth; the duration and scope of the COVID-19 pandemic and its impact on the demand for travel and on levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the impact of the pandemic on global and regional economies, travel, and economic activity; the speed and effectiveness of vaccine and treatment developments and their deployment, including public adoption rates of COVID-19 vaccines; the pace of recovery when the COVID-19 pandemic subsides; the effects of steps we and our third party management partners take to reduce operating costs; increased direct competition, changes in government regulations or accounting rules; changes in local, national and global real estate conditions; declines in the lodging industry, including as a result of the COVID-19 pandemic; seasonality of the lodging industry; risks related to natural disasters, such as earthquakes and hurricanes; hostilities, including future terrorist attacks or fear of hostilities that affect travel and epidemics and/or pandemics, including COVID-19; the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms; changes in interest rates; access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt; the Company’s ability to identify suitable acquisitions; the Company’s ability to close on identified acquisitions and integrate those businesses; and inaccuracies of the Company’s accounting estimates. Moreover, investors are cautioned to interpret many of the risks identified under the section entitled "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations ("FFO") in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to investors in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO, EBITDA and EBITDAre
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers either outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: the Company excludes transaction costs expensed during the period
•Non-Cash Expenses: the Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income taxes, and unrealized gains and loss related to interest rate hedges
•Other Non-Operational Expenses: the Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of any non-comparable hotels that were under renovation. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Sold hotels
For the three months ended March 31, 2021 and 2020, respectively, pro forma adjustments included the following sold hotels:
•Residence Inn Houston Sugarland sold in December 2020
•Courtyard Houston Sugarland sold in January 2021

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	March 31, 2021	December 31, 2020
Assets
Investment in hotel properties, net	$4,442,945	$4,486,416
Investment in unconsolidated joint ventures	6,665	6,798
Cash and cash equivalents	647,844	899,813
Restricted cash reserves	33,391	34,977
Hotel and other receivables, net of allowance of $253 and $292, respectively	19,054	13,346
Lease right-of-use assets	141,660	142,989
Prepaid expense and other assets	37,004	32,833
Total assets	$5,328,563	$5,617,172
Liabilities and Equity
Debt, net	$2,377,981	$2,587,731
Accounts payable and other liabilities	159,538	172,325
Advance deposits and deferred revenue	28,211	32,177
Lease liabilities	121,954	122,593
Accrued interest	13,288	6,206
Distributions payable	8,383	8,752
Total liabilities	2,709,355	2,929,784
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at March 31, 2021 and December 31, 2020	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 164,918,126 and 165,002,752 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1,649	1,650
Additional paid-in capital	3,078,824	3,077,142
Accumulated other comprehensive loss	(52,330)	(69,050)
Distributions in excess of net earnings	(795,706)	(710,161)
Total shareholders’ equity	2,599,373	2,666,517
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	12,365	13,002
Noncontrolling interest in the Operating Partnership	7,470	7,869
Total noncontrolling interest	19,835	20,871
Total equity	2,619,208	2,687,388
Total liabilities and equity	$5,328,563	$5,617,172
Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended March 31,
	2021	2020
Revenues
Operating revenues
Room revenue	$102,772	$218,892
Food and beverage revenue	6,242	30,767
Other revenue	10,538	15,822
Total revenues	$119,552	$265,481
Expenses
Operating expenses
Room expense	29,427	63,753
Food and beverage expense	4,556	26,381
Management and franchise fee expense	5,361	17,144
Other operating expense	49,120	80,957
Total property operating expenses	88,464	188,235
Depreciation and amortization	46,943	49,173
Impairment losses	5,946	—
Property tax, insurance and other	20,081	28,692
General and administrative	10,800	11,769
Transaction costs	60	10
Total operating expenses	172,294	277,879
Other income	465	579
Interest income	384	2,966
Interest expense	(27,895)	(23,813)
Gain on sale of hotel properties, net	1,083	102
Loss before equity in (loss) income from unconsolidated joint ventures	(78,705)	(32,564)
Equity in (loss) income from unconsolidated joint ventures	(298)	585
Loss before income tax (expense) benefit	(79,003)	(31,979)
Income tax (expense) benefit	(114)	1,150
Net loss	(79,117)	(30,829)
Net loss attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	736	1,313
Noncontrolling interest in the Operating Partnership	396	192
Net loss attributable to RLJ	(77,985)	(29,324)
Preferred dividends	(6,279)	(6,279)
Net loss attributable to common shareholders	$(84,264)	$(35,603)
Basic and diluted per common share data:
Net loss per share attributable to common shareholders	$(0.51)	$(0.21)
Weighted-average number of common shares	163,826,009	167,149,733
Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unit holders

	For the three months ended March 31,
	2021	2020
Net loss	$(79,117)	$(30,829)
Preferred dividends	(6,279)	(6,279)
Depreciation and amortization	46,943	49,173
Gain on sale of hotel properties, net	(1,083)	(102)
Impairment losses	5,946	—
Noncontrolling interest in consolidated joint ventures	736	1,313
Adjustments related to consolidated joint ventures (1)	(75)	(75)
Adjustments related to unconsolidated joint ventures (2)	294	494
FFO	(32,635)	13,695
Transaction costs	60	10
Amortization of share-based compensation	2,752	2,696
Non-cash income tax benefit	—	(1,242)
Unrealized loss on discontinued cash flow hedges	—	1,557
Other expenses (3)	56	154
Adjusted FFO	$(29,767)	$16,870

Adjusted FFO per common share and unit-basic	$(0.18)	$0.10
Adjusted FFO per common share and unit-diluted	$(0.18)	$0.10

Basic weighted-average common shares and units outstanding (4)	164,598	167,922
Diluted weighted-average common shares and units outstanding (4)	164,598	167,922
Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint ventures.
(2) Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint ventures.
(3) Represents income and expenses outside of the normal course of operations.
(4) Includes 0.8 million weighted-average operating partnership units for the three month periods ended March 31, 2021 and 2020.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended March 31,
	2021	2020
Net loss	$(79,117)	$(30,829)
Depreciation and amortization	46,943	49,173
Interest expense, net of interest income	27,511	20,847
Income tax expense (benefit)	114	(1,150)
Adjustments related to unconsolidated joint ventures (1)	410	618
EBITDA	(4,139)	38,659
Gain on sale of hotel properties, net	(1,083)	(102)
Impairment losses	5,946	—
EBITDAre	724	38,557
Transaction costs	60	10
Amortization of share-based compensation	2,752	2,696
Other expenses (2)	56	154
Adjusted EBITDA	3,592	41,417
General and administrative (3)	8,048	9,073
Other corporate adjustments (4)	513	305
Consolidated Hotel EBITDA	12,153	50,795
Pro forma adjustments - income from sold hotels	(691)	224
Pro forma Hotel EBITDA	$11,462	$51,019
Note:
(1) Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(2) Represents income and expenses outside of the normal course of operations.
(3) Excludes amortization of share-based compensation reflected in Adjusted EBITDA.
(4) Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended March 31,
	2021	2020
Total revenue	$119,552	$265,481
Pro forma adjustments - revenue from sold hotels	(7)	(864)
Other corporate adjustments / non-hotel revenue	(20)	(28)
Pro forma Hotel Revenue	$119,525	$264,589

Pro forma Hotel EBITDA	$11,462	$51,019

Pro forma Hotel EBITDA Margin	9.6%	19.3%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of March 31, 2021 (2)
Secured Debt
Mortgage loan - 1 hotel	10	Jun 2022	Fixed	5.25%	$29,880
Mortgage loan - 2 hotels	10	Oct 2022	Fixed	4.95%	54,206
Mortgage loan - 1 hotel	10	Oct 2022	Fixed	4.95%	31,158
Mortgage loan - 1 hotel	10	Oct 2022	Fixed	4.94%	27,522
Mortgage loan - 7 hotels	3	Apr 2024	Floating (3)	3.30%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating (3)(5)	3.00%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	1.71%	85,000
Weighted Average / Secured Total				3.45%	$523,765

Unsecured Debt
Revolver (4)	4	May 2025	Floating (3)	4.39%	$200,000
$150 Million Term Loan Maturing 2022	7	Jan 2022	Floating (3)	4.03%	141,525
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	4.73%	400,000
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	4.73%	225,000
$400 Million Term Loan Maturing 2025	5	May 2025	Floating (3)	3.92%	400,000
Senior Unsecured Notes	10	Jun 2025	Fixed	6.00%	474,888
Weighted Average / Unsecured Total				4.79%	$1,841,413

Weighted Average / Gross Total				4.49%	$2,365,178
Note:
(1) Interest rates as of March 31, 2021.
(2) Excludes the impact of fair value adjustments and deferred financing costs.
(3) The floating interest rate is hedged with an interest rate swap.
(4) As of March 31, 2021, there was $400.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.
(5) Reflects an interest rate swap of $57.5 million on the $96.0 million mortgage loan.